Exhibit 99.2

CONTACTS:
Richard Leland Investor Relations 561-438-3796 Richard.Leland@officedepot.com	Danny Jovic Media Relations 561-438-1594 Danny.Jovic@officedepot.com

OFFICE DEPOT DECLARES QUARTERLY CASH DIVIDEND OF $0.025 PER SHARE

Boca Raton, Fla. May 9, 2018 – Office Depot, Inc. (NASDAQ: ODP), a leading omni-channel provider of business services, products and technology, today announced that its Board of Directors declared a dividend of $0.025 per share ($0.10 per share on an annualized basis) on the common stock of the Company. The dividend is payable on June 15, 2018, to shareholders of record at the close of business on May 25, 2018.

About Office Depot, Inc.

Office Depot, Inc. (NASDAQ:ODP) is a leading provider of business services and supplies, products and technology solutions through its fully integrated omni-channel platform of approximately 1,400 stores, online presence, and dedicated sales professionals and technicians to small, medium and enterprise businesses. Through its banner brands Office Depot®, OfficeMax®, CompuCom® and Grand&Toy®, the company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.officedepot.com and follow @officedepot on Facebook, Twitter and Instagram.

Office Depot is a trademark of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. CompuCom is a trademark of CompuCom Systems, Inc. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2018 Office Depot, Inc. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the risk that Office Depot is unable to transform the business into a service-driven company or that such a strategy will result in the benefits anticipated; the risk that Office Depot may not be able to realize the anticipated benefits of the CompuCom transaction due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance; impact of weather events on Office Depot’s business; unanticipated changes in the markets for Office Depot’s business segments; the inability to realize expected benefits from the disposition of the European and other international operations; fluctuations in currency exchange rates, unanticipated downturns in business relationships with customers or terms with the company’s suppliers; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technology products and services; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws, tariffs and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. Office Depot does not assume any obligation to update or revise any forward-looking statements.